EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fourth Quarter and Fiscal 2016 Results

HUNTINGTON BEACH, Calif., Feb. 23, 2017 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ:BJRI) today reported financial results for its fourth quarter and fiscal year ended Tuesday, January 3, 2017. The results for the fourth quarter and fiscal year ended January 3, 2017, included one additional operating week compared to the same periods of fiscal year 2015.

Fourth Quarter 2016 Highlights Compared to Fourth Quarter 2015

  Total revenues grew 14.0% to $265.6 million (14 weeks vs. 13 weeks)
  Total restaurant operating weeks increased approximately 17% (14 weeks vs. 13 weeks)
  Comparable restaurant sales declined 2.2% (13 weeks vs. 13 weeks and decreased 2.0% on a 14 week basis)
  Net income increased 18.1% to $12.9 million (14 weeks vs. 13 weeks)
  Diluted net income per share grew 29.7% to $0.55 (14 weeks vs. 13 weeks)

Results for the fourth quarter of fiscal 2016 include a pre-tax benefit of $0.8 million, or $0.03 diluted net income per share, related to a reduction in equity compensation based on results from the Company’s 2014 performance-based restricted stock unit awards.

Fiscal 2016 Highlights Compared to Fiscal 2015

  Total revenues grew 8.0% to $993.1 million (53 weeks vs. 52 weeks)
  Total restaurant operating weeks increased approximately 11% (53 weeks vs. 52 weeks)
  Comparable restaurant sales declined 1.3% (52 weeks vs. 52 weeks and on a 53 week basis)
  Net income increased 0.5% to $45.6 million (53 weeks vs. 52 weeks)
  Diluted net income per share grew 8.8% to $1.88 (53 weeks vs. 52 weeks)
  Fiscal 2015 net income and diluted net income per share includes a $2.9 million pre-tax gain, or $0.08 diluted net income per share, related to a gain on lease termination.

“Despite a challenging industry-wide operating environment, we continued to increase our market share, as we outpaced the industry in terms of traffic and comparable sales for both the fourth quarter and fiscal 2016,” commented Greg Trojan, President and CEO. “Our operators did an excellent job managing the many factors that influence our financial results to deliver another period of solid earnings. Notwithstanding the environment, our operating discipline, combined with our ability to consistently generate industry leading average unit volumes and strong new openings, drove solid fourth quarter net income and diluted net income per share.”

“To address the currently soft operating environment, we are implementing several major sales building initiatives which have been tested over the past year,” continued Greg Trojan. “First, we recently began the installation of new slow roasting ovens in our restaurants and expect to have this new cooking equipment in all of our locations by May. These ovens allow us to slow cook meat and poultry, such as prime rib, turkey, pork chops and pork shoulder, which will strengthen and diversify our menu offerings and quality value proposition throughout 2017 and beyond. Our test with a new slow roasted prime rib dinner in a select number of restaurants throughout 2016 was very well received by our guests. Second, we are rolling out new server handheld ordering tablets in all of our restaurants. In tests during 2016, these handheld devices drove an improvement in order times, greater incident rates and improved guest satisfaction ratings. Third, off-premise sales represent a significant revenue growth opportunity, and we are currently testing third party delivery services that leverage our existing mobile app and online ordering system. In fiscal 2016, off-premise sales represented approximately 5% of our revenues, compared to an industry average of approximately 10%. Fourth, we will be expanding our daily ‘Brewhouse’ specials which showcase several of our most popular signature menu items including our signature deep-dish pizza, world-renowned Pizookie® dessert and BJ’s award-winning handcrafted beer, all at attractive prices. In addition to these four strategic initiatives, we’ve also developed a deep pipeline of new menu items, loyalty program enhancements and other productivity initiatives that will be implemented in 2017. Taken together, we believe this to be one of our strongest-ever sales initiative plans.”

In the fourth quarter of fiscal 2016, BJ’s opened five new restaurants in La Jolla, California, Wesley Chapel, Florida, Teterboro, New Jersey, Charlottesville, Virginia and Cleveland, Ohio. To date, in the first quarter of fiscal 2017, the Company has opened two additional restaurants in Noblesville, Indiana and Columbia, Maryland. As previously announced, with industry sales headwinds highlighting the need to shift resources towards traffic and sales building initiatives, the Company now plans to open 10 new restaurants in fiscal 2017. The 2017 new restaurant opening schedule provides added flexibility to the Company’s already solid financial condition while allowing for the greater allocation of resources by management and field operations to focus on the Company’s sales driving initiatives while supporting the Company’s commitment to further returns of capital to shareholders. Trojan concluded, “With 189 restaurants open and estimated national capacity for at least 425 BJ’s Restaurants, the majority of our growth remains ahead of us. However, we will continue to take a prudent and balanced approach to new restaurant growth. Our cash flow from operations, consistently high unit volumes, strong balance sheet and modest leverage provide us the flexibility to allocate capital to new restaurant growth, sales building initiatives and the return of capital to shareholders through share repurchases.”

During the fourth quarter of 2016, the Company repurchased and retired approximately 1.3 million shares of its common stock for approximately $47.6 million. Since the Company’s first share repurchase authorization was approved in April 2014, BJ’s has repurchased and retired approximately 7.4 million shares at a cost of approximately $290.5 million. The Company currently has approximately $59.5 million available under its authorized $350 million share repurchase program.

Investor Conference Call and Webcast
BJ’s Restaurants, Inc. will conduct a conference call on its fourth quarter and fiscal year 2016 earnings release today, February 23, 2017, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Senior management will discuss the financial results and host a question and answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.
BJ’s Restaurants, Inc. currently owns and operates 189 casual dining restaurants under the BJ’s Restaurant & Brewhouse®, BJ’s Restaurant & Brewery®, BJ’s Pizza & Grill® and BJ’s Grill® brand names. BJ’s Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ’s experience. All restaurants feature BJ’s critically acclaimed proprietary craft beers, which are produced at several of the Company’s Restaurant & Brewery locations, its two brewpubs in Texas and by independent third party craft brewers. The Company’s restaurants are located in the 24 states of Alabama, Arizona, Arkansas, California, Colorado, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Tennessee, Texas, Virginia and Washington. Visit BJ’s Restaurants, Inc. on the Web at http://www.bjsrestaurants.com for locations and additional information.

Forward-Looking Statements Disclaimer
Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margin growth in future periods, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (v) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vi) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other reasons, whether or not accurate, (vii) factors that impact California, where 63 of our current 189 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities due to limitations on insurance coverage, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations and licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) legal proceedings, (xix) other general economic and regulatory conditions and requirements, (xx) the success of our key sales-building and related operational initiatives, and (xxi) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.

BJ’s Restaurants, Inc.
Unaudited Consolidated Statements of Income
(Dollars in thousands except for per share data)

	Fourth Quarter Ended				Fiscal Year Ended
	January 3, 2017		December 29, 2015		January 3, 2017		December 29, 2015
Revenues	$265,621	100.0%	$233,103	100.0%	$993,052	100.0%	$919,597	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	68,369	25.7	57,514	24.7	251,460	25.3	226,942	24.7
Labor and benefits	92,577	34.9	79,606	34.2	345,370	34.8	317,050	34.5
Occupancy and operating	54,892	20.7	49,512	21.2	204,583	20.6	192,739	21.0
General and administrative	14,323	5.4	13,129	5.6	55,373	5.6	53,827	5.9
Depreciation and amortization	16,345	6.2	15,409	6.6	64,275	6.5	59,417	6.5
Restaurant opening	1,761	0.7	860	0.4	6,977	0.7	6,562	0.7
Loss on disposal and impairment of assets	705	0.3	1,195	0.5	2,971	0.3	2,908	0.3
Gain on lease termination, net	-	-	-	-	-	-	(2,910)	(0.3)
Legal and other settlements	33	-	-	-	402	-	-	-
Total costs and expenses	249,005	93.7	217,225	93.2	931,411	93.8	856,535	93.1
Income from operations	16,616	6.3	15,878	6.8	61,641	6.2	63,062	6.9

Other income (expense):
Interest expense, net	(630)	(0.2)	(305)	(0.1)	(1,730)	(0.2)	(1,015)	(0.1)
Other income, net	367	0.1	(164)	(0.1)	1,180	0.1	60	-
Total other income (expense)	(263)	(0.1)	(469)	(0.2)	(550)	(0.1)	(955)	(0.1)
Income before income taxes	16,353	6.2	15,409	6.6	61,091	6.2	62,107	6.8

Income tax expense	3,466	1.3	4,501	1.9	15,534	1.6	16,782	1.8

Net income	$12,887	4.9%	$10,908	4.7%	$45,557	4.6%	$45,325	4.9%

Net income per share:
Basic	$0.56		$0.43		$1.91		$1.76
Diluted	$0.55		$0.43		$1.88		$1.73

Weighted average number of shares outstanding:
Basic	22,855		25,093		23,824		25,718
Diluted	23,231		25,512		24,233		26,231

Percentages reflected above may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)

	January 3, 2017 (unaudited)	December 29, 2015 (audited)
Cash and cash equivalents	$22,761	$34,604
Total assets	$708,879	$681,665
Total debt	$148,000	$100,500
Shareholders’ equity	$274,897	$316,483

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Fourth Quarter Ended				Fiscal Year Ended
	January 3, 2017		December 29, 2015		January 3, 2017		December 29, 2015
Stock-based compensation (1)
Labor and benefits	$465	0.2%	$441	0.2%	$1,786	0.2%	$1,427	0.2%
General and administrative	482	0.2	1,014	0.4	3,741	0.4	3,968	0.4
Total stock-based compensation	$947	0.4%	$1,455	0.6%	$5,527	0.6%	$5,395	0.6%

Operating Data
Comparable restaurant sales % change (2)	(2.2%)		0.7%		(1.3%)		1.7%
Restaurants opened during period	5		3		17		16
Restaurants open at period-end	187		171		187		171
Restaurant operating weeks	2,597		2,212		9,425		8,497

(1) Percentages represent percent of total revenues.
(2) Additional operating week excluded from the fourth quarter and year ended January 3, 2017.

Reconciliation of Selected GAAP Financial Measures to Non-GAAP Adjusted Financial Measures
To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company has included the following non-GAAP adjusted financial measures in this press release or in the webcast to discuss the Company’s financial results for fourth quarter 2016 which may be accessed via the Company’s website at http://www.bjsrestaurants.com: (i) non-GAAP adjusted net income and (ii) non-GAAP adjusted diluted net income per share. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses. As a general matter, the Company uses these non-GAAP adjusted financial measures in addition to and in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business. The Company believes that such non-GAAP adjusted financial information is used by analysts and others in the investment community to analyze the Company’s results and in formulating estimates of future performance and that failure to report these non-GAAP adjusted measures may result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.

These non-GAAP adjusted financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP adjusted financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

For fiscal year 2015, non-GAAP adjusted net income and non-GAAP adjusted diluted net income per share exclude a lease termination gain related to the closure of the Company’s Century City restaurant in January 2016, as a result of the mall renovation.

Reconciliation of Non-GAAP Adjusted Financial Measures
(Unaudited, dollars in thousands except for per share data)

	Fiscal Year Ended
	January 3, 2017			December 29, 2015
	$	%	Per Share	$	%	Per Share
Net income & diluted net income per share, as reported	$45,557	4.6%	$1.88	$45,325	4.9%	$1.73
Gain on lease termination	-	-	-	(2,910)	(0.3)	(0.11)
Tax effect – gain on lease termination (1)	-	-	-	786	0.1	0.03
Non-GAAP adjusted net income & diluted net income per share	$45,557	4.6%	$1.88	$43,201	4.7%	$1.65

Per share amounts and percentages reflected above may not reconcile due to rounding.
Percentages represent percent of total revenues.

(1) The tax effect is based on the Company’s annual estimated effective tax rate of 27.0% for fiscal year 2015.

Restaurant Level Operating Margin
Restaurant level operating margin, a Non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure includes only the costs that restaurant level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating margin as a supplemental measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate restaurant level margin differently than we do, restaurant level margin as presented herein may not be comparable to similarly titled measures reported by other companies.

A calculation of restaurant level operating margin and a reconciliation of restaurant level operating margin to income from operations for the fourth quarter and fiscal year ended January 3, 2017 and December 29, 2015 is set forth below:

	Fourth Quarter Ended				Fiscal Year Ended
	January 3, 2017		December 29, 2015		January 3, 2017		December 29, 2015
Income from operations	$16,616	6.3%	$15,878	6.8%	$61,641	6.2%	$63,062	6.9%
General and administrative	14,323	5.4	13,129	5.6	55,373	5.6	53,827	5.9
Depreciation and amortization	16,345	6.2	15,409	6.6	64,275	6.5	59,417	6.5
Restaurant opening	1,761	0.7	860	0.4	6,977	0.7	6,562	0.7
Loss on disposal and impairment of assets	705	0.3	1,195	0.5	2,971	0.3	2,908	0.3
Gain on lease termination, net	-	-	-	-	-	-	(2,910)	(0.3)
Legal and other settlements	33	-	-	-	402	-	-	-
Restaurant level operating margin	$49,783	18.7%	$46,471	19.9%	$191,639	19.3%	$182,866	19.9%

Percentages above represent percent of total revenues and may not reconcile due to rounding.